OMNIBUS AMENDMENT AND WAIVER NO. 3

This Omnibus Amendment and Waiver No. 3 (this “Amendment”), dated as of December 11, 2007, by and between Conversion Services International, Inc., a Delaware corporation (the “Company”), CSI Sub Corp. (DE), a Delaware corporation (“CSI Sub”), DeLeeuw Associates, Inc., a Delaware corporation (“DeLeeuw” and, together with the Company and CSI Sub, the “Credit Parties” and, each a “Credit Party”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), amends (i) that certain Security Agreement, dated as of February 1, 2006 by and among the Credit Parties and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”); (ii) that certain Secured Non-Convertible Revolving Note issued by the Company to Laurus on February 1, 2006 (as amended, modified or supplemented from time to time, the “Revolving Note”); and (iii) the other Ancillary Agreements (as defined in the Security Agreement) (together with the Security Agreement and the Revolving Note, the “Loan Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

WHEREAS, the Credit Parties and Laurus have agreed to make certain changes to the Security Agreement and the Revolving Note as set forth herein; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Revolving Note. The first full paragraph under the title “SECURED NON-CONVERTIBLE REVOLVING NOTE” on the first page of the Revolving Note shall be replaced in its entirety with the following:

FOR VALUE RECEIVED, CONVERSION SERVICES INTERNATIONAL, INC. a Delaware corporation (the “Parent”) and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns, on order, the sum of Three Million Dollars ($3,000,000), or, if different, the aggregate principal amount of all “Loans” (as such term is defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on March 31, 2008 (the “Maturity Date”) if not sooner paid.

2. Amendment to Security Agreement. Laurus and the Credit Parties hereby agree that, effective on the Effective Date, the definition of “Capital Availability Amount” set forth in Annex A of the Security Agreement shall be replaced with the following:

“Capital Availability Amount” means $3,000,000.

3. Structuring Payment. In consideration for the agreements set forth herein, the foregoing agreements are subject to the receipt by Laurus Capital Management, LLC of a payment of $25,000 by the Credit Parties.

MISCELLANEOUS

4. Effective Date. This Amendment shall be effective (the “Effective Date”) on the first date upon which each Credit Party and Laurus shall have executed and the Credit Parties shall have delivered to Laurus their respective counterpart signatures to this Amendment.

5. Representations, Warranties and Covenants. Each Credit Party hereby represents and warrants to Laurus that after giving effect to this Amendment: (i) on the date hereof, all representations, warranties and covenants made by such Credit Party in connection with the Loan Documents are true, correct and complete; and (ii) on the date hereof, all of each Credit Party’s covenant requirements set forth in the Loan Documents have been met.

6. No Waiver of Other Defaults. Upon the occurrence and during the continuance of any further Events of Default that may occur after date of this Agreement, Laurus may, at its election, exercise any rights and remedies authorized by the Loan Documents and/or applicable law. Laurus’ rights and remedies under the Loan Documents shall be cumulative. Laurus shall have all other rights and remedies not inconsistent herewith or therewith as provided by law or in equity. No exercise by Laurus of one right or remedy shall be deemed an election, and no waiver by Laurus of any Event of Default on the part of the Credit Parties shall be deemed a continuing waiver. No delay by Laurus shall constitute a waiver, election, or acquiescence by it.

7. Further Assurances. The Credit Parties will each take such other actions as Laurus may reasonably request from time to time to accomplish the objectives of this Agreement.

8. No Other Changes. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

9. Limited References. From and after the Amendment Effective Date, all references to the Revolving Note, the Security Agreement and/or any of the other Ancillary Agreements shall be deemed to be references to the such agreements as modified hereby.

10. Governing Law; Assignments; Counterparts. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each Credit Party and Laurus has caused this Amendment to be signed in its name effective as of this 11th day of December, 2007.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/s/Scott Newman
Name:	Scott Newman
Title:	Chief Executive Officer

CSI SUB CORP. (DE)

By:	/s/Scott Newman
Name:	Scott Newman
Title:

DELEEUW ASSOCIATES, INC.

By:	/s/Scott Newman
Name:	Scott Newman
Title:

LAURUS MASTER FUND, LTD.

By:	/s/Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory